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Exhibit 99.2

CONSENT OF PAUL J. KONIGSBERG TO BE NAMED AS AN INDEPENDENT DIRECTOR

        I consent to the use of my name as an Independent Director in the section "Management" in the Registration Statement to be filed by Gramercy Capital Corp. on Form S-11 and all amendments and post-effective amendments or supplements thereto, including the Prospectus contained therein.

/s/ PAUL J. KONIGSBERG PAUL J. KONIGSBERG

Dated: April 20, 2004

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CONSENT OF PAUL J. KONIGSBERG TO BE NAMED AS AN INDEPENDENT DIRECTOR